Exhibit 99.1

SERVICES AGREEMENT

This SERVICES AGREEMENT (“Agreement”), effective as of March 31, 2011 (“Effective Date”), is made by and between ERIE FAMILY LIFE INSURANCE COMPANY, a Pennsylvania stock life insurance corporation (“the Company”), and ERIE INDEMNITY COMPANY, a Pennsylvania stock business corporation (“Administrator”).

Recitals

A. The Company and Administrator are parties to a Service Agreement dated June 21, 1993, effective January 1, 1993, under which Administrator has provided the Company with a broad range of management services (“1993 Agreement”).

B. Administrator provides Erie Insurance Exchange, a Pennsylvania reciprocal inter-insurance exchange (“Exchange”) which is the owner of 100% of the Company’s issued and outstanding voting securities, with all management services pursuant to a Subscriber’s Agreement with power of attorney executed by each Subscriber (policyholder) at the Exchange, and has provided the same kind and quality of management services to the Company under the 1993 Agreement.

C. The Company and Administrator wish to terminate the 1993 Agreement as of the Effective Date of this Agreement and replace it with this Agreement.

D. It is intended that Administrator continue to provide the Company under this Agreement with the same kind and quality of management services that it currently provides to the Exchange and has provided to the Company under the 1993 Agreement.

E. This Agreement sets forth the terms and conditions pursuant to which Administrator will provide the Company with the Services described herein from and after the Effective Date.

Agreement

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the adequacy and sufficiency of which are hereby acknowledged by each party, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I: Appointment and Undertaking to Serve

1.1. Appointment and Undertaking. The Company hereby engages and appoints Administrator to provide the services described at Section 1.2 (“Services”), and Administrator hereby undertakes and agrees to provide the Services, under and in accordance with the terms and conditions of this Agreement.

1.2. The Services. Administrator will provide all necessary and appropriate management services to the Company, including but not limited to the following services: issuing, changing, nonrenewing or cancelling life insurance policies and annuity contracts; obtaining reinsurance; collecting premiums; receiving notices and proofs of loss; appearing for, compromising, prosecuting, defending, adjusting and settling losses and claims under the policies and contracts; accepting service of process on behalf of the Company; investing its funds; managing all third party contracts entered into by the Company; and generally managing and conducting the 1.3. business and affairs of the Company as presently structured and as may be structured in the future.

1.4. Standards and Guidelines. All the underwriting, claims, and investment services provided to the Company will be based upon the written criteria, standards and guidelines of the Company. The Company will have the ultimate and final authority over decisions and policies, including but not be limited to the acceptance, rejection or canceling of risks, the payment or non-payment of claims, and the purchase and sale of securities.

1.5. Reserved Authority. Notwithstanding any other provisions of this Agreement, it is understood that the business and affairs of the Company shall be managed by its Board of Directors, and, to the extent delegated by such Board, by its appropriately designated officers. The Board of Directors and officers of Administrator shall not have any management prerogatives with respect to the business affairs and operation of the Company.

ARTICLE II: Compensation

2.1. Cost-Based Reimbursement. Administrator shall be compensated by the Company for the Services provided under this Agreement on the basis of Administrator’s fully allocated costs of providing the Services (including all associated direct and indirect costs, overheads and administrative and general cost allocations). The allocation method for shared expenses (facilities, equipment, personnel, computers, etc.) shall be consistent with the provisions of New York Regulation 30 (11 NYCRR 105, 109) as the same may be in effect from time to time, notwithstanding that the Company may not be licensed in the State of New York.

2.2. Investment Expenses. In addition to paying Administrator the amounts required by Section 2.1, the Company also will fully reimburse the Administrator on an actual cost basis for all third-party and other out-of-pocket investment expenses and fees incurred by Administrator on behalf of the Company.

2.3. Payment. The Company will pay amounts due under this Article II on a monthly basis no later than thirty (30) calendar days after the end of the month in which the costs were incurred.

ARTICLE III: Books and Records; Other Assets

3.1 Books and Records. Administrator shall keep sufficient records for the express purpose of recording therein the nature and details of the Services and transactions performed for the Company pursuant to this Agreement (“Books and Records”). All Books and Records kept by Administrator that pertain to the Services performed by Administrator shall be jointly owned by Administrator and the Company, and such Books and Records shall be maintained in a fiduciary capacity for the Company. The Company shall have the right to examine, audit and copy, at the offices of Administrator at all reasonable times, all Books and Records of Administrator relating to any business which is the subject of this Agreement. This right shall survive termination of this Agreement and shall continue so long as either party has any rights or obligations under this Agreement.

3.2. Other Assets. The parties agree that any computer software, marketing programs and business methods that (i) are peculiar to the life insurance and/or annuity business, and (ii) are developed by Administrator during the term hereof, whether under this Agreement or otherwise, in order to provide the Services (collectively, “Other Assets”), shall be owned jointly by Administrator and the Company, and each party shall have a royalty-free, perpetual license or other form of ownership interest in such asset following the termination of this Agreement.

3.3. Cooperation. Upon termination or nonrenewal of this Agreement, Administrator shall cooperate with the Company on a best efforts basis to transfer the Services, the Books and Records and the Other Assets to the Company or to such successor service providers as may be designated by the Company in order that the Company may continue its normal business operations on an uninterrupted basis.

ARTICLE IV: Term and Termination

4.1. Term. This Agreement shall have an initial term commencing on April 1, 2011 and ending April 30, 2013 (“Initial Term”). This Agreement shall renew from year-to-year thereafter for successive one-year renewal terms unless either party provides the other with written notice of non-renewal not less than one hundred and twenty (120) calendar days prior to expiration of the then current term.

4.2.	Termination. This Agreement shall be terminable as follows:
	4.2.1.	By written agreement of the parties.

4.2.2. By either party at any time for cause. A termination “for cause” shall be based on (i) the counterparty’s material breach of a material term of this Agreement which remains uncured for thirty (30) calendar days after written notice thereof by the non-breaching party; or (ii) fraud, willful misconduct or gross negligence in connection with the counterparty’s performance under this Agreement.

4.2.3. By giving written notice of termination to the counterparty if the counterparty (i) is placed under supervision or in rehabilitation or liquidation by a regulatory authority; (ii) is made the subject of voluntary or involuntary bankruptcy proceedings; (iii) has a receiver of its assets or property appointed by a court of competent jurisdiction; (iv) makes a general assignment for the benefit of creditors; or (v) institutes (or suffers to be instituted and not dismissed within sixty (60) calendar days) any proceeding for its conservation or for the reorganization or arrangement of its affairs.

4.2.4. By the Company at any time on not less than one-hundred-eighty (180) calendar days’ prior written notice, provided that no termination shall be effective between December 1st and April 30th of the following year in order to provide for an orderly reporting of the Company’s financial results for the fiscal year ending during that period.

4.3. Termination of 1993 Agreement. The 1993 Agreement shall terminate upon the Effective Date of this Agreement; provided, however, that the parties shall continue to apply the terms of the 1993 Agreement to any services, work, transactions or other matters that were performed, completed or otherwise occurred during the term of the 1993 Agreement and any disputes related thereto. This Agreement shall not be effective as a release, waiver or discharge of the parties’ respective rights and liabilities for any services, work, transactions or other matters that were subject to the 1993 Agreement in the period prior to the Effective Date.

ARTICLE V: Indemnification

5.1. Of Administrator. The Company shall indemnify and hold harmless Administrator and its officers, directors, employees, common-law agents and representatives of, from and against any and all claims, damages, losses, costs, expenses, demands, lawsuits and other liabilities, however described or denominated (collectively, “Losses”) based upon or arising out of (i) any material breach by the Company of, or any material failure by the Company to perform, any of the material terms or conditions of, or any material duties or obligations of the Company under, this Agreement; (ii) any grossly negligent act, error or omission, and any intentional or wrongful conduct or bad faith of the Company in respect of the work or transactions contemplated by this Agreement; or (iii) enforcement of this indemnity.

5.2. Of the Company. Administrator shall indemnify and hold harmless the Company and its officers, directors, employees, common-law agents and representatives of, from and against any and all Losses based upon or arising out of (i) any material breach by Administrator of, or any material failure by Administrator to perform, any of the material terms or conditions of, or any material duties or obligations of Administrator under, this Agreement; (ii) any grossly negligent act, error or omission, and any intentional or wrongful conduct or bad faith of Administrator in respect of the work or transactions contemplated by this Agreement; or (iii) enforcement of this indemnity.

ARTICLE VI: Disclaimer; Limitation of Liability

6.1. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, ADMINISTRATOR MAKES NO WARRANTY REGARDING THE SERVICES TO BE PROVIDED OR THE WORK TO BE CONDUCTED UNDER THIS AGREEMENT, OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

6.2. TO THE FULLEST EXTENT PERMITTED BY LAW, ADMINISTRATOR HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.3. EXCEPT FOR DAMAGES SOUGHT ON, UNDER OR IN CONNECTION WITH CLAIMS OF OR BY THIRD PARTIES FOR WHICH INDEMNIFICATION IS DUE UNDER ARTICLE V, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES, INCLUDING LOST REVENUES OR LOST PROFITS, WHETHER OR NOT THE COUNTERPARTY WAS EVER ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VII: Arbitration

As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration before a panel of three arbitrators, all of whom shall be active or retired disinterested officers of life insurance companies. One arbitrator shall be chosen by Administrator, one shall be chosen by the Company, and the third, an umpire, shall be chosen by the other two arbitrators before they enter upon arbitration. In the event of either party refusing or neglecting to appoint an arbitrator within ninety (90) calendar days after the other party requests it to do so, or if the arbitrators fail to appoint an umpire within sixty (60) calendar days after they have accepted their appointments, such arbitrator or umpire, as the case may be, shall, upon the application of any party, be appointed by the American Arbitration Association and the arbitrators and the umpire shall thereupon proceed. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the majority of the three arbitrators shall be final and binding on the parties. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear the expenses of the umpire and of the arbitration. Any such arbitration shall take place in Erie, Pennsylvania, or such other place as may be mutually agreed by the parties hereto.

ARTICLE VIII: Miscellaneous

8.1. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective successors and permitted assigns; provided, however, that neither party shall assign, delegate, transfer or otherwise dispose of any interest, right or obligation arising hereunder without the prior written consent of the other, it being understood that the Administrator shall have full authority to manage all third party contracts entered into by the Company from time to time.

8.2. Independent Contractors. This Agreement is not a contract of employment and nothing contained herein shall be construed to create the relationship of employer and employee between the Company and Administrator. It is the express intent of the parties that Administrator shall be considered an independent contractor to the Company for all purposes.

8.3. Confidential Information. During the course of performance under this Agreement, Administrator and its agents, employees and representatives may obtain or have access to certain confidential information of the Company including, without limitation, names, ages, addresses and other nonpublic personal and financial information of policyholders, claimants and annuitants, the identity and production of the Company’s distribution network and its Agents and Producers, the identity and types of insurance and annuities purchased by insureds and annuitants, the pricing models for insurance policies and annuity contracts, and the underwriting experience of the insureds (collectively, “Confidential Information”). Administrator covenants as follows with respect to such Confidential Information:

8.3.1. Administrator will maintain Confidential Information on a strictly confidential basis and will permit its disclosure to only those agents, employees and representatives of Administrator who require such for purposes of Administrator’s performance under this Agreement and who have been advised of the terms of this Section 8.3.

8.3.2. Administrator will, and will cause its agents, employees and representatives to (i) keep Confidential Information confidential; (ii) use Confidential Information only as necessary to carry out the terms and conditions of this Agreement; and (iii) not disclose such information to others without the prior written consent of the Company, except as may be required by law. Administrator agrees to advise any of its agents, employees and representatives to whom Confidential Information has been disclosed of the obligation to maintain the confidentiality of the Confidential Information pursuant to this Agreement and shall require such agents, employees and representatives to abide by the confidentiality requirements of this Agreement.

8.3.3. In the event that Administrator or anyone to whom Administrator discloses Confidential Information as permitted by this Agreement becomes legally compelled to disclose any Confidential Information, Administrator will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Administrator shall use best efforts to cooperate with the Company so that the Company may take legally available steps to resist or narrow any applicable request, subpoena or court order, and to obtain an appropriate protective order or other assurance that confidential treatment will be accorded such information. In the event that a protective order or other remedy is not obtained or if the Company waives compliance with the provisions of this Agreement, Administrator will disclose only that portion of such Confidential Information as is legally required, and Administrator will exercise best efforts at the Company’s cost to obtain assurance that confidential treatment will be accorded such Confidential Information.

8.3.4. Administrator stipulates, acknowledges and agrees that a breach of its obligations under this Section 8.3 may cause the Company to incur losses which are not readily calculable and/or for which there may be no adequate remedy at law. Accordingly, Administrator agrees that in addition to the legal remedies available to the Company, violations of this Section 8.3 shall be subject to equitable remedies, including injunctive relief to restrain or enjoin such violations.

8.4. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania without reference to Pennsylvania’s choice of law rules.

8.5. Severability. If any provision of this Agreement is held or determined by a court of competent jurisdiction to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their authorized representatives as of the date first above written.

ERIE FAMILY LIFE INSURANCE	ERIE INDEMNITY COMPANY
COMPANY
By: /s/ Marcia A. Dall	By: /s/ Terrence W. Cavanaugh

Marcia A. Dall Executive Vice President	Terrence W. Cavanaugh President and Chief Executive Officer